CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                                       OF

                               FRESH AIR.COM, INC.


     The undersigned, being the President and Secretary of FRESH AIR.COM, INC., a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on the 3rd day of February, 2003, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

         The undersigned further certifies that the original Articles of Incorporation of FRESH AIR.COM, INC., were filed with the Secretary of State of Nevada on the 12th day of June, 2000. The undersigned further certifies that ARTICLE FIRST of the original Articles of Incorporation filed on the 12th day of June, 2000, herein is amended to read as follows:

                                  ARTICLE FIRST

      FIRST. The name of the corporation is:
      -----
                            HERITAGE MANAGEMENT, INC.

         The undersigned hereby certify that they have on this 3rd day of February, 2003, executed this Certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.


                                                 /s/  Lee Murdock
                                                 ----------------------
                                                              President


                                                /s/ Lee Murdock
                                                -----------------------
                                                              Secretary